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                                                                    Exhibit 23.1

             [LETTERHEAD OF MCGLADREY & PULLEN, LLP APPEARS HERE]




                       CONSENT OF INDEPENDENT ACCOUTANTS


     We have issued our report dated August 15, 1997 (except for Note 6, as to which the date is September 23, 1997) accompanying the financial statements of Septima Enterprises, Inc. included in the annual report on Form 10-KSB, as filed with the Securities and Exchange Commission on September 26, 1997 (File No. 33-25126-D). We hereby consent to the incorporation by reference of said report in this Registration Statement of Septima Enterprises, Inc. on Form S-8 and the reference to our firm in such Registration Statement.



                                   /s/ McGladrey & Pullen, LLP



West Palm Beach, Florida
October 17, 1997